Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Tuesday, November 1, 2016
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS THIRD QUARTER RESULTS

CASH FLOW FROM OPERATIONS UP OVER 20 PERCENT

NORTHBROOK, IL — November 1, 2016 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported results for the third quarter ended September 30, 2016. As compared to 2015’s third quarter, results for 2016’s third quarter are below:

•                  Net sales of $777 million down $31 million, or 4 percent

•                  Net income of $31 million down $3 million, or 9 percent

•                  Diluted EPS of $0.32 down $0.03 per share, or 9 percent

Non U.S. GAAP financial measures for the 2016 third quarter are as follows:

•                  Adjusted EBITDA of $108 million down $18 million, or 15 percent

•                  Adjusted net income of $37 million down $13 million, or 26 percent

•                  Adjusted diluted EPS of $0.37 down $0.14 per share, or 28 percent

Roger W. Stone, Chairman and Chief Executive Officer, stated, “KapStone’s operations performed well in the third quarter with our mills producing 700,000 tons of paper. Net earnings, however, were lower year-over-year primarily reflecting lower prices and a less favorable product mix. In the third quarter of 2016, we announced price increases on domestic containerboard, corrugated products, and extensible grade export kraft paper.  We estimate that these increases should be fully implemented by the end of the first quarter of 2017, providing substantial benefits to KapStone.

“During the third quarter, we made significant progress increasing our future integration between our mills and corrugated operations. Upon attaining the expected run rates, the acquisition of Central Florida Box and additional strategic investments should provide an incremental 85,000 tons of integration over the next eighteen months.

“Finally, a very strong operating cash flow of $123 million in the third quarter enabled KapStone to make a $65 million prepayment on our term loans and funded $26 million of strategic investments to increase mill integration.”

Third Quarter Operating Highlights

Consolidated net sales of $777 million in the third quarter of 2016 were $31 million, or 4 percent lower than $808 million for the 2015 third quarter. This decrease was due to $31 million of lower prices and a less favorable mix in the paper and packaging segment. Higher sales volumes in the paper and packaging segment were offset by lower volumes in the distribution segment. The Company’s average mill selling price of $626 per ton in the third quarter of 2016 decreased by $45 per ton, or about 7 percent, compared to the third quarter of 2015 due to index-driven lower domestic containerboard prices, lower export containerboard and kraft paper prices and a less favorable product mix.

Operating income of $55 million for the 2016 third quarter decreased by $7 million, or 11 percent, compared to the 2015 third quarter. The lower operating earnings primarily reflect lower prices for domestic and export containerboard and export kraft paper prices, and a less favorable product mix. These factors were partially offset by lower fiber and fuel costs, lower management incentives, and costs due to the 2015 work stoppage at the Longview mill.

Interest expense, net, was $10 million for the third quarter of 2016, about flat with a year ago. Our weighted average interest rate as of September 30, 2016 was 2.1 percent compared to 1.8 percent as of September 30, 2015.

The effective income tax rate for the 2016 third quarter was 28.9 percent compared to 32.5 percent for the 2015 third quarter.  The 2016 third quarter effective income tax rate includes a favorable discrete tax adjustment reflecting higher energy tax credits.

Cash Flow and Working Capital

Cash and cash equivalents increased by $2 million during the 2016 third quarter to $9 million at September 30, 2016.  Operating activities provided $123 million during the 2016 third quarter including seasonally improved working capital. Investing activities used $53 million consisting of $27 million of capital expenditures and $26 million of strategic investments.  Financing activities used $68 million including a $65 million debt prepayment and $10 million of cash dividends.

On August 17, 2016, our Board of Directors approved a regular $0.10 per share cash dividend which was paid on October 13, 2016.

At September 30, 2016, the Company had approximately $419 million of working capital and $471 million of revolver borrowing capacity.

Conclusion

In summary, Stone commented, “With our strong cash flows, KapStone is in an excellent position to continue growing profitably.”

Conference Call

KapStone will host a conference call at 10:00 a.m. CDT, Wednesday, November 2, 2016, to discuss the Company’s financial results for the 2016 third quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic:  888-608-7946
International:  484-747-6633
Participant Passcode:  98559078

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 21 converting plants and 60 distribution centers. The business has approximately 6,300 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements.  Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relations and (8) realizing the synergies and benefits of the Victory Packaging acquisition and other strategic investments. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net sales	$776,636	$807,563	$2,299,762	$2,025,107

Cost and expenses:
Cost of sales, excluding depreciation and amortization	548,811	569,267	1,650,919	1,421,943
Depreciation and amortization	44,954	42,500	135,528	114,617
Freight and distribution expenses	71,750	70,623	207,787	167,941
Selling, general and administrative expenses	56,113	63,577	172,407	150,252
Operating income	55,008	61,596	133,121	170,354

Foreign exchange (loss)	(543)	(766)	(1,518)	(1,704)
Loss on debt extinguishment	679	628	679	628
Interest expense, net	10,148	9,528	29,965	24,456
Income before provision for income taxes	43,638	50,674	100,959	143,566
Provision for income taxes	12,620	16,468	33,045	49,004
Net income	$31,018	$34,206	$67,914	$94,562

Net income per share:
Basic	$0.32	$0.36	$0.70	$0.98
Diluted	$0.32	$0.35	$0.70	$0.97

Weighted-average number of shares outstanding:
Basic	96,581,703	96,310,998	96,499,771	96,235,404
Diluted	97,888,469	97,629,641	97,639,370	97,631,247

Effective income tax rate	28.9%	32.5%	32.7%	34.1%

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except per share amounts)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$31,018	$34,206	$67,914	$94,562
Interest expense, net	10,148	9,528	29,965	24,456
Provision for income taxes	12,620	16,468	33,045	49,004
Depreciation and amortization	44,954	42,500	135,528	114,617
EBITDA (Non-GAAP)	$98,740	$102,702	$266,452	$282,639

Victory Packaging inventory step-up expense	—	1,930	—	5,800
Acquisition, casualty, impairment and other expenses	3,944	752	6,485	4,093
Change in fair value of contingent consideration liability	1,527	1,500	4,579	2,053
Severance expenses	863	2,310	7,027	4,974
Longview work stoppage	—	14,464	—	14,464
Loss on debt extinguishment	679	628	679	628
Stock-based compensation expense	1,826	1,585	7,188	8,122
Accumulated EBITDA adjustments	8,839	23,169	25,958	40,134

Adjusted EBITDA (Non-GAAP)	$107,579	$125,871	$292,410	$322,773

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$31,018	$34,206	$67,914	$94,562
Accumulated EBITDA adjustments	8,839	23,169	25,958	40,134
Accumulated tax adjustments*	(3,315)	(8,016)	(12,035)	(13,489)
Adjusted Net Income (Non-GAAP)	$36,542	$49,359	$81,837	$121,207

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.32	$0.35	$0.70	$0.97
Accumulated EBITDA adjustments	0.09	0.24	0.27	0.41
Accumulated tax adjustments	(0.04)	(0.08)	(0.13)	(0.14)
Adjusted Diluted EPS (Non-GAAP)	$0.37	$0.51	$0.84	$1.24

* Accumulated tax adjustments in 2016 reflect Accumulated EBITDA adjustments tax affected at 37.5 percent, the Company’s marginal income tax rate offset by an unfavorable $0.6 million state tax examination adjustment in Q2 2016. 2015 Accumulated EBITDA adjustments were tax affected at 34.5 percent.

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,449	$6,821
Trade accounts receivable, net of allowances	388,520	363,869
Other receivables	16,398	18,732
Inventories	347,450	335,903
Prepaid expenses and other current assets	12,911	28,932
Total current assets	774,728	754,257

Plant, property and equipment, net	1,419,035	1,406,146
Other assets	22,765	12,532
Intangible assets, net	321,923	344,583
Goodwill	705,617	704,592
Total assets	$3,244,068	$3,222,110

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$11,500	$6,400
Dividend payable	9,987	9,862
Accounts payable	210,987	196,491
Accrued expenses	66,501	73,138
Accrued compensation costs	48,680	64,149
Accrued income taxes	8,052	15
Total current liabilities	355,707	350,055

Long-term debt, net of current portion	1,484,373	1,543,748
Pension and post-retirement benefits	36,443	40,510
Deferred income taxes	420,669	418,479
Other liabilities	53,336	24,038
Total other liabilities	1,994,821	2,026,775

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	274,176	266,220
Retained earnings	681,061	642,306
Accumulated other comprehensive (loss) income	(61,707)	(63,256)
Total stockholders’ equity	893,540	845,280
Total liabilities and stockholders’ equity	$3,244,068	$3,222,110

KapStone Paper and Packaging Corporation

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating activities:
Net income	$31,018	$34,206	$67,914	$94,562
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	37,442	34,351	110,143	98,010
Amortization of intangible assets	7,512	8,149	25,385	16,607
Stock-based compensation expense	1,826	1,585	7,188	8,122
Pension and postretirement	(561)	(2,963)	(1,588)	(8,379)
Excess tax benefit from stock-based compensation	—	(7)	150	(1,518)
Amortization of debt issuance costs	1,250	1,317	3,625	4,364
(Gain) / Loss on disposal of fixed assets	2,503	(205)	3,156	5
Loss on debt extinguishment	679	628	679	628
Deferred income taxes	(484)	3,990	220	6,441
Change in fair value of contingent consideration liability	1,527	553	4,579	2,053
Changes in operating assets and liabilities	40,050	22,457	(9,064)	(44,247)
Net cash provided by operating activities	$122,762	$104,061	$212,387	$176,648

Investing activities:
Equity method investments	(10,500)	—	(11,750)	—
Purchase of intangible assets	(500)	—	(2,025)	—
Acquisitions, net of cash acquired	(15,438)	(482)	(15,438)	(617,046)
Capital expenditures	(26,873)	(31,184)	(99,246)	(94,895)
Proceeds from the sales of assets	25	—	4,881	—
Net cash used in investing activities	$(53,286)	$(31,666)	$(123,578)	$(711,941)

Financing activities:
Proceeds from revolving credit facility	89,500	$2,000	$353,200	$268,200
Repayments on revolving credit facility	(94,000)	(15,000)	(348,100)	(266,200)
Proceeds from receivables credit facility	15,462	9,226	36,556	112,961
Repayments on receivables credit facility	(5,497)	(13,487)	(32,667)	(18,449)
Proceeds from long-term debt	—	—	—	519,763
Repayments on long-term debt	(64,687)	(64,688)	(64,687)	(64,688)
Payment of loan amendment costs and debt issuance fees	138	—	(2,250)	(10,790)
Proceeds from other current borrowings	—	—	—	6,615
Payment from other current borrowings	—	(2,206)	—	(4,401)
Cash dividend paid	(9,653)	(9,634)	(29,001)	(29,098)
Payment of withholding taxes on vested stock awards	(55)	(12)	(841)	(2,460)
Proceeds from exercises of stock options	367	—	788	778
Proceeds from issuance of shares to ESPP	508	429	971	844
Excess tax benefit from stock-based compensation	—	7	(150)	1,518
Net cash provided (used in) / provided by financing activities	$(67,917)	$(93,365)	$(86,181)	$514,593

Net increase in cash and cash equivalents	1,559	(20,970)	2,628	(20,700)
Cash and cash equivalents-beginning of period	7,890	28,737	6,821	28,467
Cash and cash equivalents-end of period	$9,449	$7,767	$9,449	$7,767

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(Unaudited)

	Net Sales			Operating Income	Depreciation and	Capital	Total Assets at Sept. 30,
Three Months Ended September 30, 2016	Trade	Intersegment	Total	(Loss)	Amortization	Expenditures	2016
Paper and Packaging	$533,562	$18,674	$552,236	$57,731	$37,491	$24,900	$2,526,342
Distribution	243,074	—	243,074	8,230	5,795	936	676,350
Corporate	—	—	—	(10,953)	1,668	1,037	41,376
Intersegment eliminations	—	(18,674)	(18,674)	—	—	—	—
	$776,636	$—	$776,636	$55,008	$44,954	$26,873	$3,244,068

	Net Sales			Operating Income	Depreciation and	Capital	Total Assets at Sept. 30,
Three Months Ended September 30, 2015	Trade	Intersegment	Total	(Loss)	Amortization	Expenditures	2015
Paper and Packaging	$559,435	$7,628	$567,063	$60,185	$36,059	$25,448	$2,524,562
Distribution	248,128	—	248,128	11,139	5,522	1,283	683,555
Corporate	—	—	—	(9,728)	919	4,453	41,818
Intersegment eliminations	—	(7,628)	(7,628)	—	—	—	—
	$807,563	$—	$807,563	$61,596	$42,500	$31,184	$3,249,935

	Net Sales			Operating Income	Depreciation and	Capital
Nine Months Ended September 30, 2016	Trade	Intersegment	Total	(Loss)	Amortization	Expenditures
Paper and Packaging	$1,586,173	$55,667	$1,641,840	$145,054	$112,790	$91,520
Distribution (a)	713,589	—	713,589	21,947	17,158	3,934
Corporate	—	—	—	(33,880)	5,580	3,792
Intersegment eliminations	—	(55,667)	(55,667)	—	—	—
	$2,299,762	$—	$2,299,762	$133,121	$135,528	$99,246

	Net Sales			Operating Income	Depreciation and	Capital
Nine Months Ended September 30, 2015	Trade	Intersegment	Total	(Loss)	Amortization	Expenditures
Paper and Packaging	$1,683,581	$8,416	$1,691,997	$190,321	$104,723	$81,954
Distribution (a)	341,526	—	341,526	12,859	7,467	1,526
Corporate	—	—	—	(32,826)	2,427	11,415
Intersegment eliminations	—	(8,416)	(8,416)	—	—	—
	$2,025,107	$—	$2,025,107	$170,354	$114,617	$94,895

(a) Reflects results of Victory Packaging which KapStone acquired on June 1, 2015

KapStone Paper and Packaging Corporation

Operating Segment EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Paper and Packaging	2016	2015	2016	2015
Segment income	$57,731	$60,185	$145,054	$190,321
Foreign exchange (loss) / gain	18	37	18	(702)
Depreciation and amortization	37,491	36,059	112,790	104,723
EBITDA	95,240	96,281	257,862	294,342
Victory Packaging inventory step-up expense	—	—	—	—
Acquisition, casualty, impairment and other expenses	1,710	177	3,529	1,027
Longview work stoppage	—	14,464	—	14,464
Severance expenses	701	2,207	5,998	4,871
Adjusted EBITDA	$97,651	$113,129	$267,389	$314,704
Adjusted EBITDA margin	18.3%	20.2%	16.9%	18.7%

	Quarter Ended September 30,		Nine Months Ended September 30,
Distribution	2016	2015	2016	2015
Segment income	$8,230	$11,139	$21,947	$12,859
Foreign exchange (loss) / gain	(561)	(803)	(1,536)	(1,002)
Depreciation and amortization	5,795	5,522	17,158	7,467
EBITDA	13,464	15,858	37,569	19,324
Victory Packaging inventory step-up expense	—	1,930	—	5,800
Acquisition, casualty, impairment and other expenses	1,129	—	1,654	—
Severance expenses	153	103	633	103
Adjusted EBITDA	$14,746	$17,891	$39,856	$25,227
Adjusted EBITDA margin	6.1%	7.2%	5.6%	7.4%

	Quarter Ended September 30,		Nine Months Ended September 30,
Corporate	2016	2015	2016	2015
Segment (loss)	$(10,953)	$(9,728)	$(33,880)	$(32,826)
Loss on debt extinguishment	(679)	(628)	(679)	(628)
Depreciation and amortization	1,668	919	5,580	2,427
EBITDA	(9,964)	(9,437)	(28,979)	(31,027)
Victory Packaging inventory step-up expense	—	—	—	—
Acquisition, casualty, impairment and other expenses	1,105	575	1,302	3,066
Change in fair value of contingent consideration liability	1,527	1,500	4,579	2,053
Severance expenses	9	—	396	—
Stock-based compensation	1,826	1,585	7,188	8,122
Loss on debt extinguishment	679	628	679	628
Adjusted EBITDA	$(4,818)	$(5,149)	$(14,835)	$(17,158)

	Quarter Ended September 30,		Nine Months Ended September 30,
Consolidated	2016	2015	2016	2015
Operating income	$55,008	$61,596	$133,121	$170,354
Loss on debt extinguishment	(679)	(628)	(679)	(628)
Foreign exchange (loss) / gain	(543)	(766)	(1,518)	(1,704)
Depreciation and amortization	44,954	42,500	135,528	114,617
EBITDA	98,740	102,702	266,452	282,639
Victory Packaging inventory step-up expense	—	1,930	—	5,800
Acquisition, casualty, impairment and other expenses	3,944	752	6,485	4,093
Longview work stoppage	—	14,464	—	14,464
Severance expenses	863	2,310	7,027	4,974
Change in fair value of contingent consideration liability	1,527	1,500	4,579	2,053
Stock-based compensation	1,826	1,585	7,188	8,122
Loss on debt extinguishment	679	628	679	628
Adjusted EBITDA	$107,579	$125,871	$292,410	$322,773